EXHIBIT 8

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                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-4777
                                 www.alston.com



Pinney L. Allen                                       Direct Dial: 404-881-7485

                                October 31, 1997


Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina  27604

         Re: Registration Statement on Form S-3 Relating to 2,340,000 Shares of Common Stock of Highwoods Properties, Inc.

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3 being filed by you on or about October 31, 1997 (the "Registration Statement") with the Securities and Exchange Commission regarding the registration of 2,340,000 shares of common stock ("Common Stock") of Highwoods Properties, Inc. (the "Company") under the Securities Act of 1933, as amended, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

         This opinion is based solely on various assumptions and facts as set forth in the Registration Statement and is conditioned upon certain representations made by the Company as factual matters through a certificate of an officer of the Company (the "Officer's Certificate") attached hereto and made a part hereof. We have made no independent inquiry as to the factual matters set forth herein. In addition, we have examined no documents other than the Registration Statement for purposes of this opinion and, therefore, our opinion is limited to matters determined through an examination of such document and the factual matters set forth in the Officer's Certificate.

         In rendering the opinions set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the

    1211 East Morehead Street              3605 Glenwood Avenue            601 Pennsylvania Avenue, N.W.
       P. O. Drawer 34009                   P. O. Drawer 31107               North Building, Suite 250
    Charlotte, NC 28234-4009              Raleigh, NC 27622-1107             Washington, DC 20004-2601
          704-331-6000                         919-420-2200                        202-508-3300
        Fax: 704-334-2014                   Fax: 919-881-3175                    Fax: 202-508-3333

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Highwoods Properties, Inc.
October 31, 1997



applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based solely on the facts in the Registration Statement and the Officer's Certificate, we are of the opinion that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994 through 1996, and that the Company is in a position to continue its qualification as a REIT within the definition of Section 856(a) of the Code for the taxable year that will end December 31, 1997. With respect to 1997, we note that the Company's status as a REIT at any time during such year is dependent, among other things, upon the Company meeting the requirements of Sections 856 through 860 of the Code throughout the year and for the year as a whole. Accordingly, because the Company's satisfaction of such requirements will depend upon future events, it is not possible to assure that the Company will satisfy the requirements to be a REIT during such year.

         In addition, we have participated in the preparation of the material under the heading "Federal Income Tax Considerations" of the Registration Statement, and we are of the opinion that the federal income tax treatment described therein is accurate in all material respects.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the opinions stated herein.

         This opinion is furnished only to you, is solely for your use in connection with the Registration Statement, and is limited to the specific matters covered hereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. This opinion may be relied upon only by the parties to whom it is addressed and may not be quoted, circulated, or used for any other purpose without our prior written consent. We, however, hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                Very truly yours,



                                 By:     /s/ Pinney L. Allen
                                         __________________________
                                          Pinney L. Allen




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